UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2024

MITESCO, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53601	87-0496850
(State or another jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Beachland Blvd., Suite 1377 Vero Beach, Florida 32963
(Address of principal executive offices) (Zip Code)

(844) 383-8689

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Advisory Board

The Board of Directors recently authorized the creation of a new Advisory Board whose participants shall include subject matter experts in certain business areas under consideration by the Company. These positions are “non-executive” and as such are not governed by Section 16 of the Securities Act. The compensation for the participants shall be $60,000 per year paid through the issuance of restricted common stock. The per share valuation to be used shall be determined by the Board of Directors based on the market of the Company’s common stock at the time of the appointment. The Board of Director has made April 1, 2024 the effective date for the Advisor’s agreements who were appointed through April 2024.

On May 10, 2024 the Company issued 75,000 shares of restricted common stock to each of four (4) members of its Advisory Board as consideration for their services over the next 12 months. The 300,000 shares, in aggregate, were priced at $.80 per share.

Previously the Company announced that it had added William Thein to its Advisory Board to assist on evaluation of consumer products related areas. Given recent decisions to proceed with businesses directly related to technology, and not consumer products, it has decided not to proceed with that appointment and no consideration has been provided.

Consulting Agreement

On May 14, 2024 the Company entered into a Consulting Agreement with Ms. Betsy Berlin, a seasoned professional with experience in data center services, AI and other applications. Ms. Berlin will assume responsibility for the development of its business unit focused on data center operations, cyber and data security, as well as infrastructure related applications for municipal, utility and commercial applications. The agreement is for a term of 12 months, at a rate of $10,000 per month. The Company has also agreed to provide a bonus program as additional compensation at a later date. Ms. Berlin will receive up to 75,000 of restricted common stock as additional consideration subject to certain tenure and performance requirements.

Financing Agreements

On May 13, 2024 in one case, and May 15, 2024 for the other two cases, the Company entered into a lending agreement with each of three (3) of its historical institutional investors, Cavalry Fund, AJB and Mercer Street Capital (“the Lenders”). The notes provide $33,000 of proceeds each, are for 12-month period, and earn interest at ten percent (10%) per year. The Lenders and the Company have agreed that the use of the proceeds are intended to fund compliance related costs such as SEC reporting, audit, legal and accounting related. The Company expects to enter into similar agreements with other investors to meet its continuing costs for compliance. A copy of the form of notes can be found in the exhibits to this filing.

Item 8.01	Other Events.

On May 16, 2024 the Company issued a press release which discusses the formation of a new business unit focused on data center operations, cyber and data security. A copy of the press release is attached herein as Exhibit 99.1

Item 9.01	Financial Statements and Exhibits.

Exhibits	Description
10.1	Form of Financing Agreement
10.2	Form of Consulting Agreement for Berlin
99.1	Press Release dated May 14, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 16, 2024	MITESCO, INC.

	By:	/s/ Mack Leath
Mack Leath
Chairman and CEO